Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-272130 on Form S-3 of our report dated December 15, 2023, relating to the consolidated financial statements of John Deere Capital Corporation and subsidiaries appearing in this Annual Report on Form 10-K for the year ended October 29, 2023.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 15, 2023